Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amended Yearly Report of Green Energy Live, Inc. (the “Company”) on Form 10-K/A for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen Clark, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Amended Yearly Report on Form 10-K/A for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Yearly Report on Form 10-K/A for the year ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Green Energy Live, Inc.

Dated: September 3, 2009

GREEN ENERGY LIVE, INC.

/s/ Karen Clark
By:	Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer